NOTICE OF GUARANTEED DELIVERY


                               in respect of

                        Offer to Purchase for Cash
      All Outstanding Shares of Common Stock and Class A Common Stock (Including the Associated Rights to Purchase Series A Junior Preferred Stock)
                                    of
                          Berg Electronics Corp.
                                    at
                        $35.00 Net Per Common Share
                                    and
                   $32.965 Net Per Class A Common Share
                                    by
                           Berg Acquisition Co.

                       a wholly owned subsidiary of

                   Framatome Connectors USA Holding Inc.

                and an indirect wholly owned subsidiary of

                  Framatome Connectors International S.A.


               This form, or a form substantially equivalent to this form, must be used to accept the Offer (as defined below) if the shares of Common Stock or Class A Common Stock, as applicable, of Berg Electronics Corp. and all other documents required by the Letter of Transmittal cannot be delivered to the Depositary by the expiration of the Offer. Such form may be delivered by hand or facsimile transmission, telex or mail to the Depositary. See
Section 3 of the Offer to Purchase.

                 To: Harris Trust and Savings Bank, Depositary


                 By Mail:                          By Facsimile Transmission             By Hand or Overnight Courier:
                                               (for Eligible Institutions only):
   c/o Harris Trust Company of New York                 (212) 701-7636                c/o Harris Trust Company of New York
           Wall Street Station                                                                   Receive Window
              P.O. Box 1023                                                                    Wall Street Plaza
         New York, NY 10268-1023                                                           88 Pine Street, 19th Floor
                                                                                               New York, NY 10005
                                                     Confirm By Telephone:
                                                        (212) 701-7624






               Ladies and Gentlemen:

               The undersigned hereby tenders to Berg Acquisition Co., a Delaware corporation ("Purchaser"), a wholly owned subsidiary of Framatome Connectors USA Holding Inc., a New York corporation, and an indirect wholly owned subsidiary of Framatome Connectors International S.A., a corporation organized under the laws of the Republic of France, upon the terms and subject to the conditions set forth in the Offer to Purchase dated September 2, 1998 and the related Letter of Transmittal (which, together with any amendments and supplements, constitute the "Offer"), receipt of which is hereby acknowledged, _______ shares of Common Stock, $0.01 par value per share (the "Common Shares"),____ shares of Class A Common Stock, $0.01 par value per share (the "Class A Shares"), including, in each case, the associated Rights (as defined in the Offer to Purchase) to purchase Series A Junior Preferred Stock (the "Rights", and collectively with the Common Shares and the Class A Shares, the "Shares") of Berg Electronics Corp., a Delaware corporation, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

         Certificate Nos. (if available)                                    SIGN HERE


__________________________________________________       __________________________________________________
                                                                           Signature(s)


__________________________________________________       __________________________________________________
If shares will be tendered by book-entry transfer:                          (Address)


Name of Tendering Institution                            __________________________________________________
                                                                     (Name(s)) (Please Print)


__________________________________________________       __________________________________________________
                                                                            (Zip Code)

Account No. at The Depository
Trust Company_____________________________________       __________________________________________________
                                                                  (Area Code and Telephone No.)




                                 GUARANTEE

                 (Not to be used for signature guarantee)

               The undersigned, a firm which is a member of a registered national securities exchange or the National Association of Securities
Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States, guarantees (a) that the above named person(s) "own(s)" the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, (b) that such tender of Shares complies with Rule 14e-4 and (c) to deliver to the Depositary the Shares tendered hereby, together with a properly completed and duly executed Letter(s) of Transmittal (or facsimile(s) thereof) or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery and any other required documents, all within three New York Stock Exchange, Inc. trading days of the date hereof.

                  --------------------------------------
                              (Name of Firm)


                  --------------------------------------
                          (Authorized Signature)


                  --------------------------------------
                                  (Name)


                  --------------------------------------
                                 (Address)


                  --------------------------------------
                                (Zip Code)


                  --------------------------------------
                       (Area Code and Telephone No.)






Dated: ______________, 1998.